UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 15, 2003

VALESC HOLDINGS INC.

(Exact name of registrant as specified in its charter)

DELAWARE	0-31459	23-3048857
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

16200 ADDISON ROAD, SUITE 190, ADDISON, TEXAS 75001

(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code: (972) 931-1989

Item 5. Other Events.

The Company will be unable to file its 10-QSB scheduled for November 15, 2003. The company does not expect to file the report within the next 30 days. The company may be removed from the Over-the-Counter Bulletin Board in the event that the filing is not made.

Due to the Securities and Exchange Commission litigation against the company, the company and its independent auditor have been unable to make a definitive assessment as to the appropriate accounting for certain transactions involving the sale of stock to overseas investors. In addition, the company may be unable to afford the costs of reporting once the litigation is resolved and a definitive accounting policy can be established.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Valesc Holdings Inc. (Registrant)

Date: November 15, 2003	By: /s/ Samuel Cohen
Samuel Cohen President